Exhibit 4.2

Execution Version

ASSIGNMENT AND ASSUMPTION OF
INTERCREDITOR AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF INTERCREDITOR AGREEMENT, dated as of December 2, 2015 (this “Assignment”), is among General Electric Capital LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation), as assignor originator (the “Assignor”), and GE Capital US Holdings, Inc., as assignee originator (the “Assignee”).

BACKGROUND

WHEREAS, the Assignor, GE TF Trust, a Delaware statutory trust and GE Equipment Transportation LLC, Series 2013-2 (the “Issuer”) are parties to an Intercreditor Agreement dated as of October 30, 2013 (the “Intercreditor Agreement”);

WHEREAS, the Assignor wishes to assign all of its rights and obligations as an Originator under (and as defined in) the Intercreditor Agreement to the Assignee, and the Assignee wishes to assume such rights and obligations as an Originator under (and as defined in) the Intercreditor Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Intercreditor Agreement and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Intercreditor Agreement.

SECTION 2. Assignment and Assumption.

(a)          The Assignor hereby assigns all of its rights and obligations as an Originator under (and as defined in) the Intercreditor Agreement to the Assignee, effective as of the Effective Time, and the Assignee assumes such rights and obligations as an Originator under (and as defined in) the Intercreditor Agreement, effective as of the Effective Time.

(b)          This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which the Assignor, may have incurred in connection with the Intercreditor Agreement or (ii) an assumption by the Assignee, of any liability of the Assignor, arising out of a breach by the Assignor, of its duties under the Intercreditor Agreement.

SECTION 3. Notices. For the purposes of Section 5.1 of the Intercreditor Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 5.1 of the Intercreditor Agreement when sent pursuant to the following instructions:

GEET 2013-2 Assignment and Assumption of Intercreditor Agreement

If to the Assignor:

General Electric Capital LLC

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

With a copy to:

General Electric Capital LLC

201 Merritt 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

charles.rhodes@ge.com

michael.paolillo@ge.com

If to the Assignee:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Legal Department
michael.paolillo@ge.com

If to the Issuer:

GE Equipment Transportation LLC, Series 2013-2

10 Riverview Drive
Danbury, Connecticut 06810
Attention: Capital Markets Operations
Telephone: (203) 749-2101

Facsimile: (203) 749-4054

With a copy to:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Legal Department
michael.paolillo@ge.com

SECTION 4. Miscellaneous.

(a)          This Assignment is entered into and the assignment and assumption effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that each of the parties hereto shall have executed a counterpart to this Assignment.

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(b)          THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 5.1 OF THE INTERCREDITOR AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(e)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment or any provision hereof.

(f)          This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Executed counterparts of this Assignment may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date and year first above written.

GENERAL ELECTRIC CAPITAL LLC,
as the Assignor

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

S-1	GEET 2013-2 Assignment and Assumption of Intercreditor Agreement

GE CAPITAL US HOLDINGS, INC.,
as the Assignee

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

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Acknowledged and agreed as of the date and year first above written

GE EQUIPMENT TRANSPORTATION LLC,
SERIES 2013-2

By:	CEF Equipment Holding, L.L.C.,
its Managing Member

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	President and Chief Executive Officer

S-3	GEET 2013-2 Assignment and Assumption of Intercreditor Agreement